EXHIBIT 10.1

LICENSE AGREEMENT

This License Agreement ("Agreement") is entered on December 11, 2016 ("Effective Date"), by and between RAW ENERGY MATERIALS, CORP., a Florida corporation, having a principal place of business at 1190 South Dixie Highway, Pompano Beach, Florida 33060 ("Licensor”), and ROCKSTAR ACQUISITIONS, LLC, a Florida limited liability company, having a principal place of business at 900 Hillsboro Mile, Suite 1, Hillsboro Beach, Florida 33062 ("Licensee"). [Each is a "Party" and together are the "Parties."]

RECITALS

A.

Licensor is the owner of the following federal registered trademarks: RockRebar®, RockStirrups® and RockMesh® and is also the owner of RockStaples™ (collectively "Intellectual Property"); and

B.

Licensor's related company, Raw Materials Corp, a Florida corporation ("RAW"), presently manufactures, produces, supplies, markets, sells and distributes its basalt products utilizing the Intellectual Property ("Licensed Products") worldwide; and

C.

Licensee desires the right to use the Intellectual Property on Licensed Products in the State of Florida, the Caribbean Islands (excluding Cuba), and Peru (collectively "Licensed Territory"); and

D.

The Parties think it in their mutual best interest to enter into this Agreement, subject to the terms and conditions set forth below.

In consideration of the mutual promises and, covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of such consideration are acknowledged, the Parties agree to the following terms and conditions.

1.

GRANT OF LICENSE

A.

Licensor grants to Licensee an exclusive license to use the Intellectual Property and any related product names, trade dress, designs, logos and artwork on or in connection with the Licensed Products, solely in the Licensed Territory ("License"), subject to the terms and conditions set forth in this Agreement.

B.

Licensee agrees to use the Intellectual Property only for the purposes permitted under this Agreement and further agrees to indemnify and hold harmless Licensor (and its officers, directors, shareholders, agents, employees, successors and assigns) from any claims, losses or damages arising from or related to an event' of default under Section 9 of this Agreement by Licensee which has not been cured by Licensee according to those terms. This indemnity obligation shall include Licensor's reasonable attorneys' fees and court costs at all judicial levels.

C.

Licensee acknowledges and agrees that the Intellectual Property is unique and original and that Licensor is the sole owner. Licensee shall not dispute or contest, directly or indirectly, at any time, Licenser's exclusive ownership of the Intellectual Property, Licensor's right to use the Intellectual Property, or take any action that would endanger the validity or enforceability of the trademark registrations or other interests comprising the Intellectual Property. Nor shall Licensee assist or aid any third party in doing any of the above. Licensee acknowledges and agrees that all goodwill that accrues to the Intellectual Property shall inure solely to Licensor. Licensee shall not assert any claim to such goodwill at any time. Licensee further agrees not to take any action that could be detrimental to such goodwill associated with any of the Intellectual Property or with the Licensor. Licensee shall not adopt, use or register any name, mark or other intellectual property similar to or confusing with the Intellectual Property in any country.

D.

Upon the expiration or termination of this Agreement, the License and all other rights and privileges of Licensee under this Agreement shall immediately and automatically terminate.

2.

LICENSEE'S RIGHT OF FIRST REFUSAL

Licensee, provided there is no event of default under Section 9 of this Agreement which remains uncured, shall have a right of first refusal to expand the Licensed Territory under the following terms and conditions. If Licensor receives or Solicits a bona fide offer to license the Intellectual Property outside the Licensed Territory that Licensor desires to accept ("Offer"), Licensor shall provide a copy of the Offer to Licensee and Licensee shall have thirty (30) days to accept the Offer under the exact terms, by furnishing a 'written notice of acceptance or a written notice of waiver to Licensor within that time period. If Licensor submits a notice of acceptance within that time period, Licensor and Licensee shall amend this Agreement to add the new territory described in the Offer to the Licensed Property under this Agreement and to address any unique terms or conditions contained in the Offer for that new territory. if Licensee submits a notice of waiver within that time period, Licensor shall have the absolute and unconditional right to accept the Offer and proceed with the third party named or designated in the Offer, provided the terms in the Offer are not materially and adversely changed at the time of Licensor's consummation of that business transaction. If Licensee fails to provide either notice within that time period, then its silence shall constitute' a waiver or rejection of the Offer. It is expressly understood and agreed by Licensee that in the event the Licensor solicits an Offer by its own initiative and is primarily responsible for bringing that Offer to the table, meaning it is the procuring cause for that Offer, then Licensee shall reward Licensor for its efforts by paying reasonable compensation to Licensor, in an amount to be mutually agreed upon by the Parties based on factors such as the size of the territory, potential large-scale projects, and sales forecasting, not later than ninety (90) days after Licensee submits its written notice of acceptance of that Offer. It is expressly acknowledged and understood by Licensee that nothing in this Agreement shall prevent RAW (or any related or affiliated company of Licensor) from having the right to manufacture, produce, 'supply, market, sell and distribute the Licensed Products in a territory where Licensee has waived its right of first refusal under this Section.

3.

SALES OF LICENSED PRODUCTS

A.

During the term of this Agreement, RAW agrees that goods used in its production of Licensed Products shall be sold to Licensee at RAW's gross cost plus five percent (5%) and Licensee agrees to sell its finished Licensed Products to RAW at Licensee's gross cost plus five percent (5%), subject to availability and force majeure events (defined below).

B.

Notwithstanding any contrary provision in this Agreement, (1) only Licensee may sell the Licensed Products, directly or indirectly, to Laticrete (and any affiliate, subsidiary and related company) in the continental United States for the duration of this Agreement and (2) only RAW may sell the Licensed Products, directly or indirectly, regardless of whether such sales occur in the Licensed Territory or elsewhere, to MAP I, Brick America, and Kingfisher Steel; and any of their affiliates, subsidiaries, related companies, and any of their projects, now or in the future, by, through or under the U.S. Army Corps of Engineers) (collectively, "RAW Customers"). It is expressly understood and agreed by Licensee that in the event. RAW solicits a bona fide third party customer to purchase the Licensed Products in the Licensed Territory or elsewhere, by its own initiative and is primarily responsible for introducing that customer, meaning it is the procuring cause for the new business relationship with that customer CRAW Commission Customer), then Licensee shall reward RAW for its efforts by paying a sales commission to RAW CRAW Fee") for the duration of this Agreement, as follows: RAW's Fee shall be based on a fixed percentage of Licensee's total sales of the Licensed Products to RAW Commission Customers in the Licensed Territory during a fiscal year, reduced by Licensee's selling price of timely product returns from the RAW Commission Customers and any sales rebates directly paid by Licensee to the RAW Commission Customers. If Licensee elects to pay a sales rebate to a RAW Commission Customer, that rebate must be computed under the exact formula offered by Licensee to its other customers who purchase Licensed Products in the Licensed Territory under a written and uniformly applied sales rebate program established by Licensee. The RAW Fee shall be computed, as follows:

LICENSEE'S TOTAL SALES OF LICENSED PRODUCTS
TO RAW COMMISSION CUSTOMERS IN LICENSED TERRITORY	RAW FEE

Up to $1,000,000	5%
$1,000,001-$2,000,000	4%
$2,000,001-$3,000,000	3%
$3,000,001-$4,000,000	2%
$4,000,001 and up	1%

Licensee shall pay the total RAW Fee to RAW, no later than ninety (90) days following each fiscal year of Licensee's business operation, for the duration of this Agreement. Licensee may not set-off, apply any credit or expense, or reduce the RAW Fee under any circumstances.

C.

Licensee acknowledges and agrees that any communication with any governmental or quasi-governmental agencies having jurisdiction over the Licensed Territory or elsewhere regarding the Licensed Products, shall not occur without first providing advanced notice and a written invitation to the President of Licensor to participate, whether in person or by electronic means, in all such communication.

4.

TERM

This Agreement shall start on the Effective Date and subject to Section 9 below as to the initial term and any renewal term, shall remain in effect for a term of ten (10) years and shall automatically and continually renew for terms of ten (10) years, unless Licensee delivers to Licensor a notice of its intent not to renew, not less than six (6) months prior to the expiration of the next term.

5.

QUALITY CONTROL

All goods manufactured or produced by or for Licensee according to this Agreement shall be subject to the following quality control measures:

(a) Use and Approval of Licensed Products. Licensee shall prominently display on each product sold by or through Licensee, the applicable Intellectual Property. Licensee shall submit a reasonable representative sample to Licensor of its advertising, promotional, marketing, sales and packaging materials for the Licensed Products, including its use of the Intellectual Property, on at least a semi-annual basis, to Licensor for Licensor's approval, whose approval shall not be unreasonably withheld or delayed. If Licensor fails to object to Licensee's use of such materials within thirty (30) calendar days of its receipt of the submission package, Licensor shall be deemed to have approved the use of such materials. Licensee agrees to comply, at all times, with all applicable laws and regulations, including, but not limited to product packaging and labeling for the Licensed Products.

(b)

Quality of Goods. The Licensed Products, which shall be manufactured, produced, supplied, sold or distributed for or by Licensee in accordance with this Agreement, shall meet or exceed the standard of quality that will be approved in writing by the Parties within ninety (90) days following the Effective Date of this Agreement. The quality control standards to be mutually approved by the Parties, as described above, shall include, but not be limited to the International Code Counsel's acceptance criteria for quality documentation (AC10) and acceptance criteria for fiber-reinforced polymer (FRP) for internal reinforcement of concrete members (AC 454), and their appendices, as those documents may be amended from time to time.

(c)

Monitoring. Licensor shall be permitted to inspect, on a regular basis during normal business hours, the quality of the Licensed Products at Licensee's facilities, and to inspect and copy Licensee's related business records.

6.

RELATIONSHIP OF THE PARTIES

This Agreement shall not be deemed to create a partnership or joint venture between the Parties, and no Party (or its respective officers, directors, shareholders, members, agents or employees) shall under any circumstances be deemed the agent or representative of the other Party. This Agreement does not convey any authority or power upon any Party to make any agreement or commitment in the name of or on behalf of the other Party, or for any Party to incur any, indebtedness for the account of the other Party.

7.

LICENSEE'S AFFIRMATIVE DUTY IN THE LICENSED TERRITORY

If Licensee learns of an actual or threatened infringement of the Intellectual Property by a third party in the Licensed Territory, it shall promptly notify Licensor and provide a copy to Licensor of all evidence in Licensee's possession or control showing that infringement. Licensor, at its sole discretion, shall determine whether an infringement has occurred, whether legal action is necessary, and may intervene in any legal action resulting from a third party's use of the Intellectual Property in the Licensed Territory.

8.

CONFIDENTIALITY

The Parties agree to keep the specific subject matter and contents of this Agreement in strict confidence, except they can share these terms and provisions with their legal, financial and business advisors, and to satisfy all statutory or regulatory disclosure reporting requirements of a publicly traded corporation.

9.

EVENTS OF DEFAULT AND TERMINATION

If either Party shall breach or violate this Agreement, by (a) not complying with its terms, or applicable laws or regulations, or (b) becoming insolvent or a debtor in bankruptcy, and such default shall continue for more than thirty (30) days after notice from the non-breaching Party, then the non-breaching Party may, at its option, terminate this Agreement by notice to that effect, but if that default cannot reasonably be cured within that cure period and work has been commenced by the breaching Party within that cure period and is diligently prosecuted to completion, no default shall be deemed to exist. Termination of this Agreement shall not relieve either Party of its liabilities accruing up to the time of termination and shall not prejudice the right of either Party to recover all monies then due, to enforce this Agreement, and to seek all remedies and damages, at law or in equity, under applicable law since money damages at law may not be an adequate remedy for a Party's violation of this Agreement.

10.

NOTICES

AU notices required or permitted under this Agreement, shall be in writing. Notices shall be deemed to have been given if one copy is sent to the other Party by express overnight delivery service or by email to the President of Licensor or a Managing Member of Licensee. The date of mailing shall be deemed to be the date on which notice has been received. Either Party may give written notice of a change of address to the other and after notice of such change has been given, any subsequent notice shall be given to that Party at the new address.

11.

MISCELLANEOUS PROVISIONS

A,

Florida law governs this Agreement without regard to that state's conflict of laws provisions.

B.

In the event of any litigation to enforce this Agreement, the prevailing Party, as determined by a court of competent jurisdiction, shall be entitled to recover its reasonable attorneys' fees and court costs at all judicial levels; such litigation shall only be heard in state or federal court located in Broward County, Florida and each Party accepts that venue and waives any objections to that venue; and each Party further waives its right to a trial by jury.

C.

A waiver shall not occur if a Party does not require the other Party to strictly comply with the terms of this Agreement at all times.

D.

This Agreement contains the entire understanding between the Parties and totally replaces any and all prior and contemporaneous understandings, representations, warranties or promises between them relating to the specific subject matter of this Agreement, whether oral or written.

E.

Licensee shall not sell, transfer or assign, in whole or in part, any of its rights, duties or obligations under this Agreement without the prior written consent of Licensor, whose approval shall not be unreasonably withheld. Any attempted assignment by Licensee without Licensor's prior written consent shall be considered sufficient cause for termination of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of Licensor and RAW (solely as to Sections 3, 8 and 11) and the successors and permitted assigns of Licensee.

F.

If any part of this Agreement is unenforceable or unlawful, that part will be severed and the rest shall remain in effect.

G,

The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

H.

This Agreement may only be amended by a document signed by the Parties, but if any changes shall be made to Sections 3, 8 or 11, then RAW must join in and consent to that particular amendment.

I.

All references to clays under this Agreement shall mean calendar days unless otherwise specified. If the last day of any time period under this Agreement shall fall on a Saturday, Sunday or legal holiday under applicable law, the time period shall be extended to include the next business day, unless there is a force majeure event in effect at that time that would make it impossible for a party to timely perform under this Agreement. For purposes of' this Agreement, a "force majeure" event means a strike, fire, war, act of terrorism, severe weather, governmental action, or other cause designated as an "Act of God" or a "force majeure" event under any statute or court of law decision having full force and effect in Florida. All currency used or referenced in this Agreement for pricing, sales, costs, fees, or anything else, shall be in U.S. - dollars.

J.

This Agreement shall not be construed against the Party who drafted it since both Parties have substantially contributed to its content before it was executed by the Parties.

K.

This Agreement may be signed in counterpart and each one shall be deemed an original. An electronic signature shall constitute an original.

L.

The individuals signing below have the authority to bind their respective entities without any additional approvals or documentation.

M.

Except for Section 4 above, the rest of this Agreement shall survive (continue after) the expiration or termination of this Agreement.

Licensor:

RAW ENERGY MATERIALS CORP., a Florida corporation

By: /s/ Donald R. Smith

Name: Donald R. Smith

Title: President

Licensee:

ROCKSTAR ACQUISITIONS, LLC, a Florida limited liability company

By: /s/ Edward A. Cespedes

Name: Edward A. Cespedes

Title: Managing Member

By: /s/ Vincent L. Celentano

Name: Vincent L. Celentano

Title: Managing Member

The entity below has signed this Agreement solely to accept the terms of Sections 3, 8 and 11 above.  This entity is not the Licensor or Licensee.

RAW MATERIALS CORP, a Florida corporation

By: /s/ Donald R. Smith

Name:  Donald R. Smith

Title:  Chairman